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EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS'



The Board of Directors and Shareholders
FiberChem, Inc.

We hereby consent to incorporation by reference in Registration Statements
No. 33-61479 and 33-82330 on Form S-8 of our report dated November 21, 1997 related to the consolidated balance sheet of FiberChem Inc. and Subsidiaries as of September 30, 1997, and the related statements of operations, shareholders' equity, and cash flows for the year ended September 30, 1997, which report appears in the September 30, 1997 annual report on Form 10-KSB of FiberChem, Inc. and Subsidiaries.

GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.
New York, New York

January 6, 1998